SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32216 (Commission File Number)	47-0934168 (IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant's telephone number, including area code: (212) 634-9400

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 16, 2005, the management of New York Mortgage Trust, Inc. (the "Company"), in consultation with the Chairman of the Company's Audit Committee, concluded that, during the course of preparing the 2004 annual financial statements for the Company it was determined that the accounting for the disposition of marketable securities owned by The New York Mortgage Company, LLC ("NYMC"), the Company's accounting predecessor which the Company acquired in connection its formation transactions completed in connection with the closing of the Company's initial public offering (the "IPO"), required an account reclassification to reflect a change in other comprehensive income on the disposition of these assets of $865,000. As a result, the net income reported for the three and six months ended June 30, 2004 and the nine months ended September 30, 2004 as filed in the Company's Quarterly Reports on Form 10-Q for these periods was understated by $865,000 and, for that reason, should no longer be relied upon.

These assets were disposed of in a one-time, non-recurring transaction during the second quarter of 2004 prior to completion of the Company's IPO so as to avoid owning a legacy portfolio of securities which (i) did not meet the Company's new investment guidelines, (ii) are equity securities, (iii) cannot be appropriately hedged or (iv) do not generate qualifying REIT income. As a result, the impact of the sale of these assets did not impact the Company or its earnings generated during periods after completion of the IPO. However, because the Company's acquisition of NYMC is accounted for as a reverse merger for accounting and financial reporting purposes, the historical financial presentation of net income is affected.

For financial presentation purposes, the amounts reclassified have the effect of increasing net income by approximately $865,000 with a corresponding reduction in accumulated other comprehensive income for the periods indicated. There is no financial statement impact to total assets, liabilities or equity on the Company's balance sheet, or to net comprehensive income for the periods presented.

The Company's earnings and earnings per share for the quarter and year-ended December 31, 2004, as previously announced on March 15, 2005, already reflect the impact of this change.

The impact on the Company's financial statements for the quarter and six months ended June 30, 2004 and the quarter and nine months ended September 30, 2004, as previously reported and as reclassified is as follows:

For the Six Months Ended June 30, 2004

	As Previously Reported on Form 10-Q	As Restated

Total revenue	$16,604,468	$16,604,468
Total expense	16,795,390	16,713,047
Gain (loss) on sale of securities	(175,682)	606,975

Net income (loss)	$(366,604)	$498,396
Other comprehensive income (loss)	229,232	(635,768)

Comprehensive income (loss)	$(137,372)	$(137,372)

Basic income per share	$(0.02)	$0.03

Diluted income per share	$(0.02)	$0.03

For the Three Months Ended June 30, 2004

	As Previously Reported on Form 10-Q	As Restated

Total revenue	$9,638,762	$9,638,762
Total expense	9,947,188	9,864,845
Gain (loss) on sale of securities	(175,682)	606,975

Net income (loss)	$(484,108)	$380,892
Other comprehensive income (loss)	665,623	(199,377)

Comprehensive income	$181,515	$181,515

Basic income per share	$(0.03)	$0.02

Diluted income per share	$(0.03)	$0.02

For the Nine Months Ended September 30, 2004

	As Previously Reported on Form 10-Q	As Restated

Total revenue	$32,864,155	$32,864,155
Total expense	30,729,045	30,646,702
Gain (loss) on sale of securities	(49,845)	732,812

Net income	$2,085,265	$2,950,265
Other comprehensive income (loss)	(476,855)	1,341,855

Comprehensive income	$1,608,410	$1,608,410

Basic income per share	$0.12	$0.17

Diluted income per share	$0.12	$0.16

For the Three Months Ended September 30, 2004

	As Previously Reported on Form 10-Q	As Restated

Total revenue	$16,259,687	$16,259,687
Total expense	13,933,655	13,933,655
Gain (loss) on sale of securities	125,837	125,837

Net income	$2,451,869	$2,451,869
Other comprehensive income (loss)	(706,087)	(706,087)

Comprehensive income (loss)	$(2,204,346)	$(2,204,346)

Basic income per share	$0.14	$0.14

Diluted income per share	$0.14	$0.14

These restatements will be reflected in the unaudited quarterly financial summary included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed prior to March 31, 2005.

These adjustments to certain prior period financial statements are not attributable to any material non-compliance by the Company or any misconduct and the Company believes there will not be any further adjustments as a result of its completed review of these transactions.  Furthermore, Company management, including the Co-Chief Executive Officers and Chief Financial Officer, has concluded that these adjustments were not the result of any material weakness in the Company's internal controls that existed as of December 31, 2004.

The authorized officers of the Registrant and the Chairman of the Registrant's Audit Committee reviewed the foregoing matters with Deloitte & Touche, LLP, the Company's independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: March 16, 2005	By:	/s/ Michael I Wirth Michael I. Wirth Executive Vice President and Chief Financial Officer